Exhibit 5.1

DLA Piper LLP (US)
303 Colorado Street, Suite3000
Austin, Texas 7870
www.dlapiper.com
T 512.457.700
F 512.457.700
August 2, 2023
Q2 Holdings, Inc.
10355 Pecan Parkway
Austin, Texas 78729

Ladies and Gentlemen:

As legal counsel for Q2 Holdings, Inc., a Delaware corporation (the “Company”), we are rendering this opinion in connection with the filing of the post-effective amendment on Form S-8 (as amended or supplemented, the “Post-Effective Amendment”) to (i) the Registration Statement on Form S-8 filed with the Commission on February 22, 2017 (File No. 333-216156), (ii) the Registration Statement on Form S-8 filed with the Commission on February 16, 2018 (File No. 333-223087), (iii) the Registration Statement on Form S-8 filed with the Commission on February 19, 2019 (File No. 333-229733), (iv) the Registration Statement on Form S-8 filed with the Commission on February 21, 2020 (File No. 333-236569), (v) the Registration Statement on Form S-8 filed with the Commission on February 19, 2021 (File No. 333-253305), (vi) the Registration Statement on Form S-8 filed with the Commission on February 16, 2022 (File No. 333-262789), and (vii) the Registration Statement on Form S-8 filed with the Commission on February 21, 2023 (File No. 333-269895), to be filed with the Commission on or about the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), relating to up to 14,045,352 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), authorized for issuance under the 2023 EIP, which includes (i) shares that remained available for issuance under the Company’s 2014 Equity Incentive Plan (the “2014 EIP”) as of the effective date of the Company’s 2023 Equity Incentive Plan (the “2023 EIP”) and (ii) shares that are subject to outstanding awards under the 2014 EIP that will become available for issuance under the 2023 EIP as a result of the expiration, termination, surrender, cancelation or cash settlement of such awards (collectively, the “2014 EIP Shares”), as described in the Post-Effective Amendment.

As the basis for the opinions hereinafter expressed, we have examined: (i) originals, or copies certified or otherwise identified, of (a) the Post-Effective Amendment and related prospectuses; (b) the Company’s Fifth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect; (c) the 2014 EIP and the forms of agreements thereunder; (d) the 2023 EIP; (e) certain resolutions of the Board of Directors and stockholders of the Company; and (f) such other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion; and (ii) such statutes, including the Delaware General Corporation Law, and regulations as we have deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified any factual matter relating to this opinion.

We express no opinion concerning any law other than the law of the State of Texas, the corporation laws of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the federal law of the United States. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of Texas.

On the basis of the foregoing, we are of the opinion that any 2014 EIP Shares which may be issued under the 2023 EIP are duly authorized shares of the Company’s Common Stock and when such 2014 EIP Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and are issued by the Company in accordance with the terms of the 2023 EIP and the agreements thereunder, will be validly issued, fully paid and nonassessable.

Exhibit 5.1
We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment referred to above and we consent to the reference of our name wherever it appears in such Post-Effective Amendment. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

This opinion letter is given to you solely for use in connection with the issuance of the 2014 EIP Shares in accordance with the Post-Effective Amendment and is not to be relied on for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the 2014 EIP Shares or the Post-Effective Amendment.

Very truly yours,
/s/ DLA Piper LLP (US)
DLA Piper LLP (US)